                                                                   EXHIBIT 8 (b)

                                  NORWEST FUNDS
                            TRANSFER AGENCY AGREEMENT


     AGREEMENT, dated as of August 1, 1993 and amended and restated as of December 8, 1993, between Norwest Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at 61 Broadway, New York, New York 10006 and Norwest Bank Minnesota, N.A. ("Norwest"), a banking association organized under the laws of the United States of America with its principal place of business at 733 Marquette Avenue, Minneapolis, Minnesota 55479.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and is authorized to issue its shares of beneficial interest, no par value, in separate series and classes;

     WHEREAS, the Trust desires that Norwest perform certain transfer agency and related services for each class of each series of the Trust and Norwest is willing to provide those services on the terms and conditions set forth in this Agreement; and

     WHEREAS, pursuant to a separate agreement between the Trust and Norwest, Norwest will perform the duties of custodian of the securities and cash of the Trust;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

     SECTION 1. APPOINTMENT. The Trust hereby appoints Norwest as its Transfer Agent and Norwest agrees to act in such capacity upon the terms set forth in this Agreement.

     SECTION 2. DEFINITIONS. Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow:

     (a) Act: The term Act shall mean the Investment Company Act of 1940, as amended from time to time.

     (b)  Board:  The term Board shall mean the  Board of Trustees of the Trust.

     (c) Class: The term Class shall mean the classes of each Series listed in Appendix C or any class that the Trust shall subsequently establish; provided, that Norwest may decline to accept any class subsequently established.

     (d) Custodian; Custodian Agreement: The term Custodian shall mean Norwest Bank, Minnesota, N.A. or any successor or other custodian acting as such for any Series of the Trust. The term Custodian Agreement shall mean the agreement or agreements between the Trust and the Custodian or Custodians providing for custodial services to the Trust.

     (e) Manager: The term Manager shall mean Forum Financial Services, Inc. or any successor thereto who acts as the manager of the Trust.

     (f) Oral Instruction: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Norwest in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by Norwest to be a person or persons authorized by a resolution of the Board of Trustees of the Trust to give Oral Instructions on behalf of the Trust. Each Oral Instruction shall specify whether it is applicable to all of the Trust or to a specific Series or Class.

     (g) Processing Organization: The term Processing Organization shall mean a financial institution that has entered into an agreement with Norwest in substantially the form of the agreement appended hereto as Appendix B.

     (h) Prospectus: The term Prospectus shall mean the then-current prospectus forming a part of an effective Registration Statement of the Trust under the Securities Act of 1933, as amended, and the Act covering the Shares of a Series or Class as the case may be, as the same may be amended or supplemented from time to time.

     (i) Series: The term Series shall mean each series listed in Appendix C or any series that the Trust shall subsequently establish; provided, that Norwest may decline to accept any series subsequently established.

     (j) Share Certificates: The term Share Certificates shall mean the certificates for the Shares.

     (k) Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares, as reflected on the share registry records of the Trust.

     (l) Shares: The term Shares shall mean the issued and outstanding shares of beneficial interest, no par value, of the Trust, including any fractions thereof.

     (m)  Trust:  The term Trust shall mean Norwest Funds.

     (n) Valuation Time: The term Valuation Time shall mean, with respect to each Series, the time at which the Series' net asset value is calculated, as disclosed in the Series' Prospectus.

     (o) Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Norwest in original writing containing original signatures, or a copy of such document transmitted by facsimile, including transmission of such signature, or other mechanical or documentary means at the request of a person or persons reasonably believed in good faith by Norwest to be a person or persons authorized by a resolution of the Board to give Written Instructions on behalf of the Trust. Each Written Instruction shall specify whether it is applicable to all of the Trust or a specific Series or Class.

     SECTION 3. SHARE CERTIFICATES. The Trust shall furnish to Norwest a supply of blank Share Certificates of each Class of each Series and, from time to time, will renew such supply upon Norwest's request. Blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Trust authorized to sign by the by-laws of the Trust and, if required by Norwest, shall bear the Trust's seal or a facsimile thereof.

     SECTION 4. ISSUANCE OF SHARES. Norwest shall make original issues of Shares of each Class of each Series in accordance with Section 11 below and the Trust's then current Prospectus, upon receipt of (i) Written Instructions requesting the issuance, (ii) a certified copy of a resolution of the Board authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Trust's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Trust of an appropriate notice with the Securities and Exchange Commission, as required by Rule 24f-2 under the Act. If the opinion described in (iv) above is contingent upon a filing under Rule 24f-2, the Trust shall fully indemnify Norwest for any liability arising from the failure of the Trust to comply with that rule.

     SECTION 5. TRANSFER OF SHARES. Transfers of Shares of each Class of each Series shall be registered on the Shareholder records maintained by Norwest. In registering transfers of Shares, Norwest may rely upon the Uniform Commercial Code as in effect in the State of Delaware or any other statutes that, in the opinion of Norwest's counsel, protect Norwest and the Trust from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, Norwest will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

     SECTION 6. ISSUANCE AND TRANSFER OF SHARE CERTIFICATES. Subject to the provisions of Section 8, new Share Certificates shall be issued by Norwest upon surrender of outstanding Share Certificates in the form deemed by Norwest to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. Norwest shall forward Share Certificates in "non-negotiable" form by first-class or registered mail, or by whatever means Norwest deems equally reliable and expeditious.
While in transit to the addressee, all deliveries of Share Certificates shall be insured by Norwest as it deems appropriate. Norwest shall not mail Share Certificates in "negotiable" form unless requested in writing by the Trust and fully indemnified by the Trust to Norwest's satisfaction. Norwest may issue new Share Certificates in place of those lost, destroyed or stolen, upon receiving indemnity satisfactory to Norwest, and may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates as Norwest deems appropriate. Unless otherwise directed by the Trust, Norwest may issue or register Share Certificates reflecting the signature, or facsimile thereof, of an officer who has died, resigned or been removed by the Trust. The Trust shall file promptly with Norwest approval, adoption or ratification of such action as may be required by law or Norwest. All share certificates submitted for transfer or replacement shall be marked "canceled" or destroyed by Norwest following the issuance in lieu of the Share Certificate of a new or replacement Share Certificate or shares not evidenced by a Share Certificate.

     SECTION 7. MAINTENANCE OF STOCK RECORDS. Norwest shall maintain customary stock registry records for each Class of each Series, noting the issuance, transfer or redemption of Shares and the issuance and transfer of Share Certificates. Norwest will also maintain for each Class of each Series an account entitled "Unissued Certificate Account" (or similar name) in which it will record the Shares issued and outstanding from time to time for which issuance of Share Certificates has not been requested. Norwest is authorized to keep records for each Class of each Series, containing the names and addresses of record of Shareholders, and the number of Shares from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder account will be assigned a single account number for each Class of each Series, even though Shares for which Certificates have been issued will be accounted for separately.

     SECTION 8. RECORDS REFLECTING ISSUANCES AND REDEMPTIONS. Norwest shall issue Share Certificates for Shares only upon receipt of a written request from a Shareholder. If Shares are purchased without such request, Norwest shall merely note on its stock registry records the issuance of the Shares and credit the Unissued Certificate Account and the respective Shareholders' accounts with the Shares. Whenever Shares owned by Shareholders are surrendered for redemption, Norwest shall make appropriate entries in the stock transfer records and debit the Unissued Certificate Account, if appropriate, and the record of issued Shares outstanding; and shall cancel any Share Certificate surrendered for redemption.

     SECTION 9. RELIANCE BY NORWEST. In performing its duties hereunder, Norwest may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed or authorized by a duly-authorized person or persons, or by the Trust, or upon the advice of counsel for the Trust or for Norwest. Norwest may record any transfer of Share Certificates which it reasonably believes in good faith to have been duly-authorized, or may refuse to record any transfer of Share Certificates if, in good faith, it deems such refusal necessary in order to avoid any liability on the part of either the Trust or Norwest. The Trust agrees to indemnify and hold harmless Norwest from and against any and all losses, claims, damages, liabilities or expenses that it may suffer or incur by reason of such good faith reliance, action or failure to act.

     SECTION 10.  INSPECTION OF RECORDS.   Norwest shall notify the Trust of any
request or demand for the inspection of the Trust's share records. Norwest shall abide by the Trust's instructions for granting or denying the inspection; provided, however, Norwest may grant the inspection without such instructions if it is advised by counsel to Norwest that failure to do so will result in liability to Norwest.

     SECTION 11.  SHARE PURCHASES; COMPUTATION OF NET ASSET VALUE.

     (a) An instruction from a Processing Organization, directing investment of a specific dollar amount in a Class of a Series shall be deemed to be a completed purchase order at the time the instruction is received by Norwest, provided that Federal Funds in respect of the instruction in that amount are received by Norwest prior to 4:00 p.m., Eastern time, that day, or such other cut-off time prescribed by the Trust in Oral or Written Instructions, and provided further that if the cut-off time is on a day other than the day the instruction is received, the purchase order shall be deemed to be completed at the time the instruction is received by Norwest, subject to cancellation.

     (b) An instruction from a shareholder other than a Processing Organization directing investment in a Class of a Series shall be deemed to be a completed purchase order upon receipt by Norwest of Federal Funds in respect of the instruction in that amount, provided that in the case of a purchase order accompanied by a check drawn on any member bank of the Federal Reserve System, Federal Funds shall be deemed to have been received upon the lesser of two business days after receipt of the check or upon the actual time of receipt by Norwest of Federal Funds in respect of the check.

     On each Fund Business Day, as soon as possible after each Valuation Time for a Series, Norwest shall obtain from the Manager a quotation (on which it may conclusively rely) of the net asset value for each Class of the Series as of that Valuation Time. Norwest shall use the net asset values determined as of the Valuation Time to compute the number of Shares of each Class of a Series to be purchased and the aggregate purchase proceeds to be deposited with the Custodian based on the completed purchase orders received by Norwest on that day prior to the Valuation Time for the Series, and Norwest shall thereupon pay the Custodian the aggregate net asset value of shares of each Class of the Series purchased for which payment has been received by Norwest. As necessary but no more frequently than once daily (unless a more frequent basis is agreed to by Norwest), Norwest shall issue the proper number of Shares to be purchased pursuant to the preceding sentence and promptly thereafter shall send written confirmation of such purchase to the Custodian and the Trust or Manager.
Norwest shall also credit each Shareholder's separate account with the number of Shares purchased by such Shareholder. Norwest shall promptly thereafter mail written confirmation of the purchase to each Shareholder and to the Trust if requested. Each confirmation shall indicate the prior Share balance, the new Share balance, the Shares for which Share Certificates are outstanding (if any), the amount invested and the price paid for the newly-purchased Shares.

     SECTION 12. SHARE REDEMPTIONS. Prior to each Valuation Time for a Series on each Fund Business Day, as specified in accordance with Section 11 above, Norwest shall process all requests to redeem Shares of each Class of the Series in accordance with Section 8. Upon confirmation of the net asset value by the Manager, Norwest shall notify the Trust and the Custodian of the redemption amount, apply the redemption proceeds in accordance with Section 13 and the Prospectus, record the redemption in the stock registry books, and debit the redeemed Shares from the Unissued Certificates Account, if appropriate, and the account of the Shareholder and mark "canceled" or destroy any Share Certificates evidencing the redeemed shares.

     In lieu of carrying out the redemption procedures described in the preceding paragraph, Norwest may, at the request of the Trust, sell Shares of each class of each Series to the Trust as repurchases from Shareholders, provided that the sale price is not less than the applicable redemption price. The redemption procedures shall then be appropriately modified. The Trust may authorize Norwest by Written Instruction to effect any redemptions upon provision of an indemnity satisfactory in form to Norwest.

     SECTION 13. REDEMPTION PROCEEDS. The proceeds of redemption shall be remitted by Norwest in accordance with the Prospectus as follows:

     (a) By check mailed to the Shareholder at the Shareholder's address of record. The redemption request and Share Certificates, if any, for Shares being redeemed must reflect a guarantee of the owner's signature as described in
Section 22; or

     (b) By other procedures commonly followed by mutual funds, as set forth in the Prospectus and in a Written Instruction from the Trust and mutually agreed upon by the Trust and Norwest. For purposes of redemption of shares of any Class of any Series that have been purchased by check within fifteen (15) days prior to receipt of the redemption request, the Trust shall provide Norwest with Written Instructions concerning the time within which such requests may be honored. The authority of Norwest to perform its responsibilities under Sections 12 and 13 shall be suspended if Norwest receives notice of the suspension of the determination of the Trust's net asset value.

     SECTION 14. DIVIDENDS. Upon the declaration with respect to a Class of each dividend and capital gain distribution by the Board, the Trust shall notify Norwest of the date of such declaration, the amount payable per Share, the record date for determining the Shareholders entitled to payment, and the payment and reinvestment date. On or before each payment date the Trust will transfer, or cause the Custodian to transfer, to Norwest the total amount of the dividend or distribution currently payable. Norwest will, on the designated payment date, reinvest all dividends and distributions in additional Shares of the same Class and promptly mail to each Shareholder at his address of record, a statement showing the number of Shares (rounded to three decimal places) of that Class then owned by the Shareholder and the net asset value of such Shares, or transmit such information in accordance with any arrangement between the Shareholder and Norwest; provided, however, that if a Shareholder elects to receive dividends and distributions in cash, Norwest shall prepare a check in the appropriate amount and mail it to the Shareholder at the Shareholder's address of record within five (5) Fund Business Days after the designated payment date or transmit the appropriate amount in Federal funds in accordance with any arrangement between the Shareholder and Norwest.

     SECTION 15.  RECORDS.

     (a) The Trust shall deliver or cause to be delivered over to Norwest (i) an accurate list of Shareholders of the Trust, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding Share Certificates or by non-certificated Share accounts and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by

Norwest under this Agreement (collectively referred to as the "Materials"). The Trust shall indemnify and hold harmless Norwest from and against any and all losses, claims, damages, liabilities or expenses arising out of or in connection with any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the Materials or to provide any information in the Trust's possession needed by Norwest to knowledgeably perform its functions.

     (b) Norwest shall prepare and maintain or cause to be prepared and maintained records in such form for such periods and in such locations as may be required by applicable regulations, all documents and records relating to the services provided to the Trust pursuant to this Agreement required to be maintained pursuant to the Act, rules and regulations of the Securities and Exchange Commission, the Internal Revenue Service and any other national, state or local government entity with jurisdiction over the Trust.

     SECTION 16. COOPERATION WITH INDEPENDENT ACCOUNTANTS. Norwest shall cooperate with the Trust's independent public accountants and shall take reasonable action to make all necessary information available to such accountants for the performance of their duties.

     SECTION 17. OTHER SERVICES. In addition to the services described above, Norwest will perform other services for the Trust as mutually agreed upon in writing from time to time, including but not limited to preparing and filing federal tax forms with the Internal Revenue Service, mailing federal tax information to Shareholders, mailing Shareholder reports, preparing the annual list of Shareholders, mailing notices of Shareholders' meetings, proxies and proxy statements and tabulating proxies. Norwest shall answer certain Shareholder inquiries related to their share accounts and other correspondence requiring an answer from the Trust. Norwest shall maintain dated copies of written communications from Shareholders, and replies thereto.

     SECTION 18. REQUIRED PERFORMANCE ON FUND BUSINESS DAY. Nothing contained in this Agreement is intended to or shall require Norwest, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day, unless otherwise required by law.

     SECTION 19. COMPENSATION. The Trust agrees to pay to Norwest compensation for its services as set forth in Appendix A attached hereto, or as shall be set forth in written amendments to Appendix A approved by the Trust and Norwest from time to time. Such amounts will be computed and paid monthly in arrears by the Trust. Except as permitted by this Agreement with regard to indemnity, the foregoing fee shall be full and complete compensation and reimbursement for all Norwest's expenses incurred in connection with the services contemplated by this Agreement, and Norwest shall be entitled to no additional expense reimbursement or other payments of any nature.

     SECTION 20. TAXES. Norwest shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder, excluding taxes assessed against Norwest for compensation received by it hereunder.

     SECTION 21. STANDARD OF CARE; LIABILITY. Norwest shall, at all times, act in good faith and shall use whatever methods it deems appropriate to ensure the accuracy of all services performed under this Agreement. Norwest shall not be liable for any non-negligent action taken in good faith and reasonably believed by Norwest to be within the powers conferred upon it by this Agreement. The Trust shall indemnify Norwest and hold it harmless from and against any and all losses, claims, damages, liabilities or expenses (including reasonable expenses for legal counsel) arising directly or indirectly out of or in connection with this Agreement; provided such loss, claim, damage, liability or expense is not the direct result of Norwest's negligence or willful misconduct, and provided further that Norwest shall give the Trust notice and reasonable opportunity to defend against any such loss, claim, damage, liability or expense in the name of the Trust or Norwest, or both. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim or demand, and to retain counsel of good standing chosen by the Trust and approved by Norwest, such approval not to be unreasonably withheld. In the event the Trust does elect to assume the defense of any such suit and retain counsel of good standing approved by Norwest, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Norwest does not approve of counsel chosen by the Trust or Norwest has been advised that it may have available defenses or claims which are not available or conflict with those available to the Trust, the Trust will reimburse Norwest, its officers or directors or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Norwest or them. Norwest may, at any time, waive its right to indemnification hereunder and assume its own defense. Without limiting the foregoing:

     (a) Norwest may rely upon the advice of the Trust or counsel to the Trust or Norwest, and upon statements of accountants, brokers and other persons believed by Norwest in good faith to be expert in the matters upon which are consulted. Norwest shall not be liable for any action taken in good faith reliance upon such advice or statements;

     (b) Norwest shall not be liable for any action reasonably taken in good faith reliance upon any Written Instructions or certified copy of any resolution of the Board; provided, however, that upon receipt of a Written Instruction countermanding a prior Instruction that has not been fully executed by Norwest, Norwest shall verify the content of the second Instruction and honor it, to the extent possible. Norwest may rely upon the genuineness of any such document, or copy thereof, reasonably believed by Norwest in good faith to have been validly executed;

     (c) Norwest may rely, and shall be protected by the Trust in acting, upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; and

     (d) Norwest may, with the consent of the Trust, subcontract the performance of all, or any portion of, the services to be provided hereunder with respect to any Shareholder or group of Shareholders to any Processing Organization or agent of Norwest and may reimburse any such Processing Organization or agent for the services it performs; provided that no such reimbursement will increase the amount payable by the Trust pursuant to this Agreement.

     SECTION 22. SIGNATURE GUARANTEES. UPON RECEIPT OF WRITTEN INSTRUCTIONS, NORWEST IS AUTHORIZED TO MAKE PAYMENT UPON REDEMPTION OF SHARES OR OTHERWISE EFFECT ANY TRANSACTION OR CLASS OF TRANSACTION WITHOUT A SIGNATURE GUARANTEE, AND THE TRUST HEREBY AGREES TO INDEMNIFY AND HOLD NORWEST HARMLESS FROM ANY AND ALL EXPENSES, DAMAGES, CLAIMS, SUITS, LIABILITIES, ACTIONS, DEMANDS OR LOSSES WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH SUCH PAYMENT OR TRANSACTIONS IF MADE IN ACCORDANCE WITH SUCH WRITTEN INSTRUCTIONS. SIGNATURE GUARANTEES MAY BE PROVIDED BY ANY ELIGIBLE INSTITUTION, AS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, THAT IS AUTHORIZED TO GUARANTEE SIGNATURES, AND IS ACCEPTABLE TO NORWEST.

     SECTION 23. ADOPTION OF PROCEDURES. The parties hereto may adopt procedures as may be appropriate or practical under the circumstances, and Norwest may conclusively rely on the determination of the Trust that any procedure that has been approved by the Trust does not conflict with or violate any requirement of its Trust Instrument, By-Laws or Registration Statement, or any rule, regulation or requirement of any regulatory body.

     SECTION 24. TRUST BOARD RESOLUTIONS. The Trust shall file with Norwest a certified copy of the operative resolution of the

Board authorizing the execution of Written Instructions or the transmittal of Oral instructions.

     SECTION 25. RETURNED CHECKS. In the event that any check or other order for the payment of money is returned unpaid for any reason, Norwest shall promptly notify the Trust of the non-payment.

     SECTION 26. NOTICES. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing and shall be delivered in person, or by first-class mail, postage prepaid, or by overnight or two-day private mail service to the respective party. Notice to the Trust shall be given as follows until further notice:

          Norwest Funds
          c/o Forum Financial Services, Inc.
          61 Broadway, Suite 2770
          New York, NY  10006

Notice to Norwest shall be given as follows until further notice:

          Institutional Custody Services
          Norwest Bank Minnesota, N.A.
          Eighth Street and Marquette Avenue
          Minneapolis, MN  55479

     SECTION 27. REPRESENTATIONS AND WARRANTIES. The Trust represents and warrants to Norwest that the execution and delivery of this Agreement by the undersigned officer of the Trust has been duly and validly authorized by resolution of the Board. Norwest represents and warrants to the Trust that the execution and delivery of this Agreement by the undersigned officer of Norwest has also been duly and validly authorized.

     SECTION 28. EFFECTIVENESS, DURATION AND TERMINATION. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the date hereof. This Agreement shall remain in effect for a period of one year from the date of its effectiveness and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Trustees who are not parties to this Agreement or interested persons of any such party.

     Either party may terminate this Agreement upon sixty (60) days written notice to the other, such termination to take effect at the time specified in the notice. Upon receiving notice of termination by Norwest, the Trust shall use its best efforts to obtain a successor transfer agent. If a successor transfer agent is not appointed prior to the date of termination, the Board shall designate the Trust as its transfer agent. Upon receipt of written notice from the Trust of the appointment of the successor transfer agent and upon receipt of Oral or Written Instructions Norwest shall, upon request of the Trust and the successor transfer agent and upon payment of Norwest's reasonable charges and disbursements, promptly transfer to the successor transfer agent the original or copies of all books and records maintained by Norwest hereunder including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities hereunder.

     SECTION 29.  MISCELLANEOUS.

     (a) This Agreement shall extend to and shall bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Norwest or by Norwest without the written consent of the Trust. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate of or successor to the parent or subsidiary of the assigning party and is qualified to act under the Act.

     (b) This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota.

     (c) The captions inserted herein are for convenience of reference and shall not affect, in any way, the meaning or interpretation of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                              NORWEST FUNDS


                              /s/ John Y. Keffer
                              John Y. Keffer
                                President


                              NORWEST BANK MINNESOTA, N.A.


                              /s/ Jay Kiedrowski
                              Jay Kiedrowski
                                Executive Vice President

                                  NORWEST FUNDS
                            TRANSFER AGENCY AGREEMENT
                                   APPENDIX A


                                       Fee as a % of
                                 the Annual Average Daily
Funds (Classes) of the Trust      Net Assets of the Class
----------------------------      -----------------------

Each Class of each Series
  not otherwise listed                     0.25%

Municipal Money Market Fund
  Institutional Class                      0.10%

Ready Cash Investment Fund
  Institutional Class                      0.10%
  Advantage Class                          0.10%

                                  NORWEST FUNDS
                            TRANSFER AGENCY AGREEMENT
                                   APPENDIX B



[Norwest Bank Minnesota, N.A. Letterhead]




                                             (date)


[Processing Organization]
[Address]
[City, State Zip]

Ladies and Gentlemen:

     As is disclosed in the current prospectuses of Norwest Funds (the "Trust"), we propose to make payments to you with respect to [sub-transfer agency] [shareholder servicing, administrative accounting] services provided to us by you or by your agents in connection with your purchase and redemption of the Trust's shares at the direction of, and as agent for, your customers.

     Accordingly, you agree that you will perform the services described in Exhibit A hereto and that you will bear all expenses incurred by you in performing these services. As compensation for these services, we will pay you, on a monthly basis, fees as shall be agreed between us from time to time (the "Payments").

     By executing this letter below, you represent to us and to the Trust that you will comply with all recordkeeping, reporting, account maintenance and other requirements imposed on you by applicable state and federal laws in connection with the services you are undertaking to perform on the Trust's behalf and with respect to your receipt of the Payments, including any requirement you may have to disclose to your customers your receipt, and the amount, of the Payments.

     By executing this letter you also represent to us that to the extent required by the Internal Revenue Code of 1986 and applicable Internal Revenue Service regulations you will (i) obtain and maintain for each customer for which you maintain an account and, unless otherwise agreed to, for each customer to whom you otherwise provide service, a certified taxpayer identification number and (ii) prepare and distribute all Form 1099s and Individual Retirement Account reporting forms to each of your or your affiliates' customers who hold Fund shares through an omnibus account with us.

     You understand that the arrangements covered by this Agreement may be terminated or modified at any time by written notice given by you or us, and that any failure by you to conform to the agreements and undertakings made herein will result in the discontinuance of the Payments. You understand also that the Payments may be subject to modification or discontinuance at any time to enable the Trust, us or you to comply with any regulatory requirements or policy positions which may be imposed or adopted in the future by any governmental authority with jurisdiction over you, us or the Trust.

     If you agree to the terms hereof, please execute both copies of this letter and return one executed copy to us.

                              Very truly yours,



                              Name: ________________________
                              Title:________________________


[Processing Organization]



Name: ________________________
Title:________________________

Date:_________________________

                                    Exhibit A
                            Services to be Performed
                        [Cross out those not applicable]

Maintain customer account detail for Trust shares held as agent for customers.

Issue and deliver periodic statements to customers.

Break down daily dividend accruals and apply them to customer account records.

Receive, break down and pay or, at customers' direction, consolidate and reinvest customer dividends on monthly payment date.

Consolidate and remit to the Trust customer monies in connection with their purchases of Trust shares.

Receive from the Trust and break down and remit to customers monies associated with their redemption of Trust shares.

Maintain all proof procedures between customer sub-accounts and the central account with the Trust.

Assist customers in initiating and changing Trust account designation and addresses, and verify customer signatures in connection with changes in account registration.

Perform all special mailings to customers required by the Trust, such as annual prospectus mailings, proxy solicitations, and semi-annual and annual reports.

Perform all customer service functions for the Trust, including responding to telephone inquiries and requests.

Fill all customer requests (other than initial requests) for prospectuses and statements of additional information.

Receive and process customer registration forms.

Retain records regarding the services to be performed, as required by applicable law and regulations.


                                  NORWEST FUNDS
                            TRANSFER AGENCY AGREEMENT
                                   APPENDIX C


     Series                                  Class
     ------                                  -----
     Cash Investment Fund               Only One Class

     U.S. Government Fund               Only One Class

     Treasury Fund                      Only One Class

     Ready Cash Investment Fund         Investor Class
                                        Exchange Class
                                        Advantage Class
                                        Institutional Class

     Municipal Money Market Fund        Investor Class
                                        Institutional Class

     ValuGrowth Stock Fund              Trust Class
                                        Investor A Class
                                        Investor B Class

     Income Stock Fund                  Trust Class
                                        Investor A Class
                                        Investor B Class

     Government Income Fund             Trust Class
                                        Investor A Class
                                        Investor B Class

     Income Fund                        Trust Class
                                        Investor A Class
                                        Investor B Class

     Adjustable U.S. Government
       Reserve Fund                     Trust Class
                                        Investor A Class
                                        Investor B Class

     Total Return Bond Fund             Trust Class
                                        Investor A Class
                                        Investor B Class

     Tax-Free Income Fund               Trust Class
                                        Investor A Class
                                        Investor B Class


     Series                                  Class
     ------                                  -----
     Minnesota Tax-Free Fund            Trust Class
                                        Investor A Class
                                        Investor B Class

     Colorado Tax-Free Fund             Trust Class
                                        Investor A Class
                                        Investor B Class

     Arizona Tax-Free Fund              Trust Class

                                        Investor A Class
                                        Investor B Class

     Small Company Stock Fund           Trust Class
                                        Investor A Class
                                        Investor B Class

     Contrarian Stock Fund              Trust Class
                                        Investor A Class
                                        Investor B Class

     Diversified Equity Fund            Advantage Class

     Growth Equity Fund                 Advantage Class

     Large Company Growth Fund          Advantage Class

     Small Company Growth Fund          Advantage Class

     International Fund                 Advantage Class

     Income Equity Fund                 Advantage Class

     Index Fund                         Advantage Class

     Conservative Balanced Fund         Advantage Class

     Moderate Balanced Fund             Advantage Class
     Growth Balanced Fund               Advantage Class

     Intermediate U.S. Government Fund  Advantage Class

     Managed Fixed Income Fund          Advantage Class

     Stable Income Fund                 Advantage Class



                                       -3-